EXHIBIT 23(a)











                  Independent Auditors' Consent
                  -----------------------------


The Board of Directors
Audiovox Corporation:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.

Our report refers to changes in the methods of accounting for certain investments in equity securities and income taxes.


                         /s/ KPMG PEAT MARWICK LLP


Jericho, New York
May    15, 1997